ICC25 7838 1 Jackson National Life Insurance Company® RETURN OF PREMIUM GUARANTEED MINIMUM DEATH BENEFIT Thank you for choosing Jackson National Life Insurance Company, also referred to as "the Company." This guaranteed minimum death benefit (GMDB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. Capitalized terms that are not otherwise defined in this add-on benefit are defined in Your Contract. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED UNLESS CONTINUED UNDER A SPOUSAL CONTINUATION OPTION. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIFE (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. IF THE COMPANY EXERCISES SUCH RIGHT, YOU MAY NO LONGER BE ABLE TO FUND THIS BENEFIT, WHICH MAY IMPACT ITS POTENTIAL VALUE AND DURATION. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract and is applicable to this add-on benefit only: ADD-ON BENEFIT

ICC25 7838 2 "CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. COVERED LIFE. The life on which the GMDB is based, determined on the Effective Date of this add-on benefit. The Covered Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Covered Life. For Contracts issued to Joint Owners, each Joint Owner is a Covered Life. If the Owner is a legal entity, the Annuitant is the Covered Life. If the Owner is a legal entity and there are Joint Annuitants, each Joint Annuitant is a Covered Life. The Covered Lives may not be changed. EFFECTIVE DATE. The date shown on the Supplemental Contract Data Pages." 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Covered Life is incorrectly stated on the Effective Date of the GMDB but falls within the allowable age range then, on the date the misstatement is discovered, the GMDB Charge will be recalculated based on the correct age. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMDB and falls outside the allowable age range then, on the date the misstatement is discovered, the GMDB will be null and void and all GMDB Charges will be refunded." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period if the GMDB is in effect, the Contract's annual report will also include the current value of the GMDB Benefit Base." 4) The DEATH BENEFIT BEFORE THE INCOME DATE provision is deleted from the Contract's DEATH BENEFIT PROVISIONS and replaced with the following: "DEATH BENEFIT BEFORE THE INCOME DATE. The death benefit amount before the Income Date is equal to the greater of: 1. the current Contract Value; or 2. the GMDB Benefit Base. The Company will calculate the death benefit at the end of the Business Day (after all applicable transactions for the day, including any applicable withdrawal adjustments) on which the Company receives a request for payment with Due Proof of death of any Covered Life, an election identifying the death benefit option and state required forms, if any, in Good Order at its Customer Care Center." 5) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "GMDB BENEFIT BASE. The GMDB Benefit Base will be determined at the end of any Business Day, and is equal to: 1. all Premiums (net of any applicable premium tax) paid into the Contract; less 2. any withdrawals, (including any applicable charges and adjustments for such withdrawals). All adjustments for amounts withdrawn will reduce the GMDB Benefit Base in the same proportion that the Contract Value was reduced on the date of the withdrawal.

ICC25 7838 3 Spousal Continuation Option. Unless the Contract is subject to a Pre-selected Death Benefit Option, a spousal Joint Owner or a spousal Beneficiary may elect to decline the standard death benefit and instead continue the Contract at an adjusted Contract Value. A Contract continued according to the Spousal Continuation Option will continue at a new Contract Value determined as the greater of the current Contract Value or the GMDB Benefit Base. The difference between the GMDB Benefit Base and the current Contract Value is defined as the "continuation adjustment." The Company will allocate the continuation adjustment to the Investment Divisions and Fixed Account Options based on the current allocation rules for the Contract. The continuation adjustment will have no effect on the Fixed Account Minimum Value defined in the Contract. Upon Spousal Continuation, the optional GMDB terminates, the GMDB Charge will no longer be assessed, and no future benefit will be paid under the add-on benefit. Assessment of GMDB Charge. The GMDB Charge is based on the oldest Covered Life’s age on the Effective Date. The GMDB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMDB Charge will be deducted at the end of each Contract Quarter on a pro rata basis from the Investment Divisions and Fixed Account Options when the Fixed Account Contract Value is greater than the Fixed Account Minimum Value or any Investment Division has value. If the Fixed Account Contract Value is reduced to the Fixed Account Minimum Value, as defined in Your Contract, the GMDB Charge will be deducted on a pro rata basis from the Investment Divisions. If no value remains in the Investment Divisions, and the Fixed Account Contract Value is equal to the Fixed Account Minimum Value on any Contract Quarterly Anniversary, the GMDB Charge will not be assessed for that Contract Quarter. The deduction of the GMDB Charge from the Investment Divisions results in a redemption of Accumulation Units. The GMDB Charge will not affect the value of the Accumulation Units. Upon termination of the GMDB, a pro rata GMDB Charge will be deducted from Your Contract Value for the period since the last quarterly GMDB Charge. The GMDB Charge will be calculated before any adjustments to the GMDB Benefit Base for withdrawals. The Company reserves the right to increase the GMDB Charge percentage, subject to the Maximum GMDB Charge provision found on the Supplemental Contract Data Pages."

ICC25 7838 4 TERMINATION OF THE GMDB. All benefits under this add-on benefit cease when the GMDB add-on benefit terminates. The GMDB add-on benefit will terminate on the earliest of: 1. the Income Date; 2. the date You take a total withdrawal; 3. any date upon which the Contract Value falls to zero; 4. the date the Company receives Due Proof of any Covered Life's death and a Beneficiary's election of a death benefit option in Good Order at its Customer Care Center; or 5. the date upon which the Spousal Continuation Option is elected. Signed for the Jackson National Life Insurance Company President

ICC25 7838-S 1 Jackson National Life Insurance Company® SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: Return of Premium Guaranteed Minimum Death Benefit Covered Life: [John Doe] Covered Life Issue Age: [45] Joint Covered Life: [Jane Doe] Joint Covered Life Issue Age: [35] Effective Date: [May 1, 2026] Guaranteed Minimum Death Benefit (GMDB) Charge. The GMDB Charge percentage equals [0.0500%] of the Contract Value on a quarterly basis and is deducted (i) at the end of each Contract Quarter; and (ii) upon termination of the GMDB. This charge may increase, subject to the Maximum GMDB Charge. Maximum GMDB Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMDB Charge percentage by up to [0.0125%] on a quarterly basis. The Maximum GMDB Charge percentage is [0.1000%] on a quarterly basis. If the GMDB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMDB Charge percentage increases. Upon such election, no future Premium payments will be allowed. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase.